Exhibit 10.58
CON-WAY INC. SUPPLEMENTAL RETIREMENT SAVINGS PLAN
AMENDED AND RESTATED DECEMBER 2008

CON-WAY INC. SUPPLEMENTAL RETIREMENT SAVINGS PLAN
AMENDED AND RESTATED DECEMBER 2008

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CON-WAY INC. SUPPLEMENTAL RETIREMENT SAVINGS PLAN
Amended and Restated December 2008
     WHEREAS, the purpose of this Plan is to provide Participants with benefits approximately equal to the increased benefits they would receive under the Retirement Savings Plan (defined below) if the Retirement Savings Plan did not limit the amount of compensation that may be taken into account; and
     WHEREAS, the Company has been treating amounts deferred under this Plan since its inception on January 1, 2007, in good faith compliance with Code Section 409A, the regulations thereunder, and any additional guidance (including Notice 2005-1) provided by the Treasury Department thereunder (collectively, “Section 409A”); and
     WHEREAS, the Company previously amended and restated the Plan to comply with the provisions of Section 409A effective as of January 1, 2008; and
     WHEREAS, the Company hereby further amends and restates the Plan for additional Code Section 409A compliance purposes, effective January 1, 2009. For the period from January 1, 2007 through December 31, 2008, the Plan observed operational compliance with Section 409A, in accordance with transitional guidance issued by the Internal Revenue Service.
ARTICLE 1
DEFINITIONS
     For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the meanings indicated below. Capitalized terms not otherwise defined herein shall have the meanings prescribed to them under the 2005 Deferred Compensation Plan for Executives and Key Employees as Amended and Restated December 2008, or its successor plan (the “Deferred Compensation Plan”).
     “Account” means the account established for a Participant pursuant to Section 3.1 and adjusted pursuant to Section 3.3.
     “Account Balance” means the balance in the Participant’s Account.
     “Administrative Appendix” means the rules and procedures governing the administration of this Plan, as set forth in a separate appendix which by this reference is specifically incorporated into this Plan.
     “Affiliate” means “Affiliate” as defined in the Retirement Savings Plan.
     “Basic Deferral” means a deferral pursuant to Section 3.2(b).

     “Beneficiary” means a person designated pursuant to Section 6.2 as entitled to benefits in the event of the death of a Participant.
     “Change in Control” means the occurrence of an event described in Section 409A(a)(2)(v) of the Code with respect to the Company or the Participant’s Employer.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Con-way Inc. Administrative Committee, which is the committee that serves as the plan administrator of the Retirement Savings Plan.
     “Company” means Con-way Inc.
     “Compliance Appendix” means the separate appendix setting forth transition rules used for administration of the Plan implemented as a good faith effort to comply with Section 409A prior to the effective date of the final Treasury regulations thereunder, which by this reference is specifically incorporated into this Plan.
     “Employer” means the Company or any Affiliate that is an Employer under the Retirement Savings Plan. Except as otherwise provided, references in the Plan to “Employers” shall mean all of the Company and each Affiliate that is an Employer under the Retirement Savings Plan.
     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
     “Excess Compensation” means the excess of Total Compensation over “Compensation” as defined in the Retirement Savings Plan that is included in the determination of benefits and the administration of the Retirement Savings Plan.
     “Matching Deferral” means a deferral pursuant to Section 3.2(a).
     “Participant” for any Plan Year means any employee of an Employer who participates in the Plan for such Plan Year in accordance with Article 2.
     “Plan” means the Con-way Inc. Supplemental Retirement Savings Plan, Amended and Restated December 2008, as evidenced by this instrument, as amended from time to time.
     “Plan Administrator” means the Committee or any other person to whom the Committee has delegated the duty and authority for the Plan functions in question.
     “Plan Entry Date” has the meaning set forth in the Deferred Compensation Plan.
     “Plan Sponsor” means the Company.
     “Plan Year” means the fiscal year of the Plan, which shall be the calendar year.

     “Plan Year Subaccount” means the portion of a Participant’s Account that relates to amounts credited for a particular Plan Year.
     “Retirement” means “Retirement” as defined in the Retirement Savings Plan.
     “Retirement Savings Plan” means the Con-way Retirement Savings Plan.
     “Separation from Service” has the meaning set forth in the Deferred Compensation Plan.
     “Specified Employee” has the meaning set forth in the Deferred Compensation Plan.
     “Spouse” has the meaning set forth in the Defense of Marriage Act of 1996 (P.L. 104-199), as amended. As of January 1, 2007, this definition is a legal union between one man and one woman as husband and wife.
     “Total Compensation” means “Compensation” as defined in the Retirement Savings Plan with the following adjustments:
     (a) Total Compensation includes amounts deferred under the Deferred Compensation Plan that would have constituted “Compensation” (as defined in the Retirement Savings Plan) if it had not been deferred.
     (b) Total Compensation is not subject to the limitations set forth in Code Section 401(a)(17).
     (c) Total Compensation includes only Compensation earned during such time as the Participant is a “Qualified Employee,” as defined in the Retirement Savings Plan.
     “Transition Deferral” means a deferral pursuant to Section 3.2(c).
     “Year of Service” means “Year of Service” as defined in the Retirement Savings Plan.
ARTICLE 2
ELIGIBILITY
     Participation in the Plan shall be limited to a select group of management or highly compensated employees of the Employers, consisting of those participants in the Retirement Savings Plan:
     (a) whose Compensation exceeds the limit imposed by Code Section 401(a)(17), or
     (b) who are participants in the Deferred Compensation Plan.
     In the event a Participant Separates from Service and subsequently resumes providing services to the Company or any of the Employers, such return to service shall have no effect on the time or form of any Plan payments being made to the Participant as of the date Participant’s services resume.
ARTICLE 3
DEFERRALS
     3.1 Establishment of Accounts. The Plan Administrator shall establish a notional Account for each Participant, with Plan Year Subaccounts for each Plan Year for which deferrals are made for the Participant.
     3.2 Deferrals. For each Plan Year, the Plan Administrator shall credit the following amounts to each Participant’s Plan Year Subaccount:
          (a) if the Participant makes the maximum elective deferrals under Code Section 402(g) or the maximum elective contributions permitted under the terms of the Retirement Savings Plan for the Plan Year, an amount equal to the Participant’s Excess Compensation for the Plan Year multiplied by three percent (3%);
          (b) an amount equal to the Participant’s Excess Compensation multiplied by the percentage Basic Contribution applicable to the Participant (i.e., 0%, 3%, 4% or 5%) under the Retirement Savings Plan for each calendar quarter in the Plan Year, taking into account only Compensation with respect to calendar quarters ending on or after the Participant has a “Period of Service” (as such term is defined in the Retirement Savings Plan) of at least six months; and
          (c) an amount equal to the Participant’s Excess Compensation multiplied by the percentage Transition Contribution applicable to the Participant (i.e., 0%, 1%, 2% or 3%) under the Retirement Savings Plan.
     3.3 Adjustment of Accounts. The Plan Administrator shall add to each Participant’s Account all amounts credited pursuant to Section 3.2, shall adjust the Account for income and loss, and shall reduce the Account by forfeitures and by all distributions to the Participant or the Participant’s Beneficiary, subject to the following special rules:
          (a) Credits pursuant to Section 3.2 shall be made quarterly, at the same time as the corresponding contributions are made to the Retirement Savings Plan, with no credits for a calendar quarter unless the Participant is employed by an Affiliate on the last day of the quarter.
          (b) The Plan Administrator shall determine income and loss based on the investment elections in effect under the Retirement Savings Plan, including default elections. If the investment election includes “Company Stock” (as such term is defined in the Retirement Savings Plan), the Plan Administrator shall determine income and loss based on the Participant’s other investment funds, prorated. If a Participant’s investment election includes only Company Stock, the Plan Administrator shall determine income and loss based on the applicable default investment under the Retirement Savings Plan.

          (c) Basic Deferrals and Transition Deferrals shall be one hundred percent (100%) vested immediately. Matching Deferrals (as adjusted for income and loss) shall vest at the same time as “Matching Contributions” (as defined in the Retirement Savings Plan) vest under the Retirement Savings Plan. Forfeitures and reinstatements of Matching Deferrals (as adjusted for income and loss) shall occur in accordance with the provisions of the Retirement Savings Plan regarding forfeitures of “Matching Contributions” (as defined in the Retirement Savings Plan).
          (d) If a date for payment under Articles 5 or 6 has passed and the Plan Administrator has not located the Participant or Beneficiary, the following shall apply:
               (1) The unclaimed benefit shall be forfeited when the Plan Administrator determines that the person cannot be located using reasonable efforts.
               (2) If the Participant or Beneficiary later establishes a valid claim for the forfeited amount, then such amount, unadjusted for any interim gains or losses, shall be restored to the Participant’s Account and distributed in accordance with the regular rules of the Plan.
     3.4 Statement of Accounts. The Plan Administrator shall send to each Participant quarterly statements in such form as the Plan Administrator deems desirable setting forth the Participant’s Account Balance FICA Tax. The Participant’s share of applicable FICA and other payroll taxes on Matching Deferrals, Basic Deferrals and Transition Deferrals will be withheld from the compensation payable to the Participant, or otherwise collected from the Participant, as determined by the Plan Administrator.
          (a) The applicable FICA and other payroll taxes on Matching Deferrals, to the extent vested at the time of the deferral, and on Basic Deferrals and Transition Deferrals, will be withheld at the approximate time of the deferral.
          (b) If Matching Deferrals are not vested at the time of the deferral, the applicable FICA and other payroll taxes on the Matching Deferrals will be withheld at the approximate time of vesting, with the amount subject to tax adjusted for income or loss pursuant to Section 3.3.
     3.5 FICA Tax. The Participant’s share of applicable FICA and other payroll taxes on Matching Deferrals, Basic Deferrals and Transition Deferrals will be withheld from the compensation payable to the Participant, or otherwise collected from the Participant, as determined by the Plan Administrator.
          (a) The applicable FICA and other payroll taxes on Matching Deferrals, to the extent vested at the time of the deferral, and on Basic Deferrals and Transition Deferrals, will be withheld at the approximate time of the deferral.
          (b) If Matching Deferrals are not vested at the time of the deferral, the applicable FICA and other payroll taxes on the Matching Deferrals will be withheld at the approximate time of vesting, with the amount subject to tax adjusted for income or loss pursuant to Section 3.3.
ARTICLE 4
DISTRIBUTION ELECTIONS
     For each Plan Year, a Participant may elect to receive the balance of the Plan Year Subaccount relating to that Plan Year in a lump sum or in quarterly payments over a period of five (5) or ten (10) years following the Participant’s Separation from Service. Separate elections may be made for (a) Separation from Service prior to Retirement other than on account of death, and (b) Separation from Service on account of Retirement. Any election under this Article 4 relating to an Annual Election Period must be made prior to the beginning of the Plan Year to which it applies or, with respect to a Participant’s Initial Election Period (as that term is defined in the Deferred Compensation Plan), the election must be made prior to the Participant’s Plan Entry Date. If the Participant does not make an election for a Plan Year, the Participant will receive the balance of the Plan Year Subaccount relating to that Plan Year in a lump sum following the Participant’s Separation from Service.
ARTICLE 5
DISTRIBUTIONS
     5.1 Distributions. In the event of a Separation from Service other than on account of death, the Participant’s Account shall be distributed in accordance with the Participant’s elections under Article 4 to the extent vested under Section 3.3(c) and in accordance with this Article.
     5.2 Lump Sum Payments. Lump sum payments shall be made within sixty (60) days of the Participant’s Separation from Service, but subject to and not before the time permitted by Section 5.4(c).Installment Payments. Installment payments shall commence on the first day of the quarter following the first full quarter following such Participant’s Separation from Service (or as soon thereafter as administratively practicable), but not before the time permitted by Section 5.4(c). All additional installment payments shall be paid on the first day of the remaining calendar quarters of the payment period (or as soon thereafter as administratively practicable). The amount of each installment payment shall be determined by dividing the Participant’s Plan Year Subaccount Balance at the time of the installment payment by the number of the remaining installment payments (including the installment payment being made at that time).Special Rules. Notwithstanding the preceding Sections of this Article:
          (a) If the balance in a Participant’s Account is less than $25,000 on the date of Separation from Service, such Account Balance shall be paid to the Participant in a lump sum as soon as practicable following the date of such Separation from Service (subject to subsection (c)).
          (b) If the Participant incurs a Separation from Service within one (1) year after a Change in Control, the Participant’s Account shall be distributed in a lump sum within twenty (20) days of the Separation from Service (subject to subsection (c)).

          (c) If the Participant is a Specified Employee and the distribution is to be made on account of the Participant’s Separation from Service, then no lump sum or installment payments will be paid before the earlier of:
               (1) the date which is six (6) months after the date of the Participant’s Separation from Service, or
               (2) the date of death of the Participant.
     5.3 Installment Payments. Installment payments shall commence on the first day of the quarter following the first full quarter following such Participant’s Separation from Service (or as soon thereafter as administratively practicable), but not before the time permitted by Section 5.4(c). All additional installment payments shall be paid on the first day of the remaining calendar quarters of the payment period (or as soon thereafter as administratively practicable). The amount of each installment payment shall be determined by dividing the Participant’s Plan Year Subaccount Balance at the time of the installment payment by the number of the remaining installment payments (including the installment payment being made at that time).
     5.4 Special Rules. Notwithstanding the preceding Sections of this Article:
          (a) If the balance in a Participant’s Account is less than $25,000 on the date of Separation from Service, such Account Balance shall be paid to the Participant in a lump sum as soon as practicable following the date of such Separation from Service (subject to subsection (c)).
          (b) If the Participant incurs a Separation from Service within one (1) year after a Change in Control, the Participant’s Account shall be distributed in a lump sum within twenty (20) days of the Separation from Service (subject to subsection (c)).
          (c) If the Participant is a Specified Employee and the distribution is to be made on account of the Participant’s Separation from Service, then no lump sum or installment payments will be paid before the earlier of:
               (1) the date which is six (6) months after the date of the Participant’s Separation from Service, or
               (2) the date of death of the Participant.
     Any such lump sum or installment payments that were scheduled to be paid during the 6-month period following the Participant’s Separation from Service, but which were delayed pursuant to this Section 5.4(c), shall be paid on or as soon as administratively practicable after the first day of the seventh month after the Participant’s Separation from Service (or if earlier, the date of the Participant’s death). Any lump sum or installment payments that were originally scheduled to be paid following the 6-month period beginning after the date of the Participant’s Separation from Service shall continue to be paid according to their pre-determined schedule.
ARTICLE 6
DEATH
     6.1 Payment to Beneficiary.
          (a) If a Participant Separates from Service on account of death, the Participant’s Account Balance shall be paid to the Participant’s Beneficiary in a lump sum within sixty (60) days of the Plan Administrator’s receiving proof of the Participant’s death. Section 5.4(c)(1) shall not apply.
          (b) If a Participant dies after Separation from Service but before full distribution of the Participant’s Account Balance, the Participant’s Account Balance shall be paid to the Participant’s Beneficiary at the same time and in the same amounts as the Participant’s Account Balance would have been paid to the Participant if the Participant had survived, except that Section 5.4(c)(2) shall apply with respect to the actual date of death.
     6.2 Beneficiary Designation. Each Participant shall file a Beneficiary designation form with the Plan Administrator, in such form as the Plan Administrator may approve, naming a specific Beneficiary or Beneficiaries, subject to the rules that apply to designations of beneficiaries under the Retirement Savings Plan, including consent requirements, rules for determining Beneficiaries in the absence of a valid designation, and disclaimers, with such changes as may be made by the Plan Administrator.
ARTICLE 7
PLAN ADMINISTRATION
     7.1 Plan Administrator. The powers and duties of the Plan Administrator are as follows:
          (a) The Plan Administrator shall interpret the Plan, shall decide any questions about the rights of Participants and Beneficiaries and in general shall administer the Plan. All actions taken by the Plan Administrator (or its delegate) will be conclusive and binding on all persons having any interest under the Plan, subject only to the claims procedures in the Administrative Appendix. All findings, decisions and determinations of any kind made by the Plan Administrator or its delegate shall not be disturbed unless the Plan Administrator has acted in an arbitrary and capricious manner. The Company intends the Plan to meet the requirements of Section 409A. The Plan Administrator shall interpret the Plan in such a way as to meet such requirements.
          (b) The Committee shall be the “Plan Administrator” under federal laws and regulations applicable to plan administration and shall comply with such laws and regulations. The general counsel for the Company shall be the agent for service of process on the Plan at the Company’s address.

          (c) The Plan Administrator may delegate all or part of its administrative duties to one or more agents and may retain advisors to assist it. The Plan Administrator may consult with and rely upon the advice of counsel who may be counsel for the Company.
          (d) The Plan Administrator shall keep records of all relevant data about the rights of all persons under the Plan. The Plan Administrator shall determine eligibility to participate, the proper recipient of benefits, the service of any employee, and (subject to the limitations imposed by Section 409A), instruct the Trustee (if any there be) on distributions.
          (e) The Plan Administrator may adjust any retirement benefit payable to a Participant or Beneficiary under this Plan and may recoup overpayments if an error in relevant data or calculation is discovered.
     7.2 Claims Procedure. The Plan’s claims procedure is set forth in the Plan’s Administrative Appendix.
     7.3 Authority to Act for the Company or Employer.
          (a) Except as provided in 7.3(b), all authority of the Company or any Employer under this Plan shall be exercised by the chief executive officer of the Company, who may delegate all or any part of such authority.
          (b) The power to amend or terminate the Plan may be exercised only by the Board of Directors of the Company (the “Board”), except as provided in 7.3(c). Notwithstanding the foregoing to the contrary, the provisions set forth in the Administrative Appendix may be amended by either the Board or the Plan Administrator.
          (c) Any officer of the Company may amend the Plan to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the Plan.
          (d) The Board of Directors of the Company or of an Employer shall have no administrative or investment authority or function. Membership on the Board shall not make a person a plan fiduciary.
          (e) Documents may be signed for the Committee by the chair, the secretary or other persons designated by the Committee.
     7.4 Expenses; Indemnification.
          (a) The Plan Administrator shall not be compensated for services. The Plan Administrator shall be reimbursed for all expenses.

          (b) The Company shall indemnify and defend any Plan fiduciary who is an officer, director or employee of an Employer from any claim, loss, liability, or expense, including attorneys’ fees, arising from any action or inaction in connection with the Plan, subject to the following:
          (c) Coverage shall be limited to actions taken in good faith that the fiduciary reasonably believed were not contrary to the terms of the Plan.
          (d) Coverage shall be reduced to the extent of any insurance proceeds.
     7.5 Trust. Amounts payable to a Participant or Beneficiary under this Plan shall be paid from the general assets of the Company (including without limitation the assets of any trust established to fund payment of obligations hereunder) exclusively. A Participant’s right to Plan distributions shall be no greater than the rights to payment of general, unsecured creditors of the Company. The Company may, in its discretion, establish one or more grantor trusts (as defined in Code Section 671 et seq.) to facilitate the payment of benefits hereunder; however, the Company shall not be obligated under any circumstances to fund its financial obligations under the Plan. Any assets which the Company may acquire or set aside to defray its financial liabilities shall be subject to the claims of its general creditors in the event of the Company’s insolvency. The assets of any such trust shall not, at any time, be located outside of the United States or transferred outside of the United States. References herein to a “Trustee” shall be to that person who is responsible for administration and management of such a trust in accordance with its terms.
ARTICLE 8
MISCELLANEOUS PROVISIONS
     8.1 Information for Plan Administrator.
          (a) The Plan Administrator may accept as correct and rely on any information furnished by the Company or an Employer. The Plan Administrator may not demand an audit, investigation or disclosure of the records of the Company or any Employer.
          (b) The Plan Administrator may require satisfactory proof of data from a Participant, surviving Spouse, joint or contingent annuitant or Beneficiary. A Participant will cooperate with the Plan Administrator by furnishing any and all information requested by the Plan Administrator and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder. The Plan Administrator may adjust any retirement benefit if an error in relevant data is discovered.
     8.2 Applicable Law; Captions. The provisions of this Plan shall be construed and interpreted according to the laws of the State of California, to the extent not preempted by federal law. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     8.3 Plan Binding on All Parties; Liability for Benefits. This Plan shall be binding upon the heirs, personal representatives, successors and assigns of all present and future parties. An Employer other than the Company shall have no liability to a Participant or a Participant’s Beneficiary for payment of any benefits under the Plan.
     8.4 Not Contract of Employment. The adoption and maintenance of the Plan shall not confer on any Participant any right to continue in the employ of an Employer, and shall not interfere with the right of an Employer to discharge any person without regard to the effect that such discharge might have on the person as a Participant. This Plan shall only create a contractual obligation on the part of the Company, and shall not be construed as creating a trust or any fiduciary relationship.
     8.5 Notices. Except as otherwise required or permitted under other provisions of this Plan or under applicable law, any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Notices to the Company, Employer, or the Plan Administrator shall be directed to:
Corporate Benefits Office
Con-way Inc.
1717 NW 21st
Portland, OR 97209
PO Box 3680
Portland, OR 97208
     8.6 Benefits Not Assignable. Neither a Participant nor any other person shall have the right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency. The interest in the benefits hereunder of a Spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such Spouse in any manner, including but not limited to such Spouse’s will, nor shall such interest pass under the laws of intestate succession. Notwithstanding the preceding provisions of this section, the Plan Administrator will recognize the provisions of a qualified domestic relations order as defined in ERISA Section 206(d) that does not change the timing of the Participant’s benefit payments.
     8.7 Savings Clause. The Company intends the Plan to meet the requirements of Section 409A. Any Plan provision that does not meet such requirements shall be reformed so as to satisfy such requirements if such reformation may be accomplished without substantially adversely affecting a Participant’s benefits, and if in the good faith determination of the Plan Administrator such result cannot be achieved, shall be treated as void. Moreover, for purposes of applying the provisions of Section 409A to this Plan, each separately identified amount to which Participant is entitled under this Plan shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Plan shall be treated as a right to a series of separate payments.
     8.8 Payment of Withholding. As a condition of receiving benefits under the Plan, the Participant shall pay the Company and/or the applicable Employer not less than the amount of all applicable federal, state, local and foreign taxes required by law to be paid or withheld relating to the receipt or entitlement to benefits hereunder. The Company may withhold taxes from any benefits paid in its sole determination.
     8.9 Incompetent. If the Plan Administrator determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Plan Administrator may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Plan Administrator may require proof of minority, incompetency, incapacity or guardianship, as it may deem appropriate and/or such indemnification of the Plan Administrator, the Company and the Participant’s Employer and security, as it deems appropriate, in its sole discretion, prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant or the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.
     8.10 Legal Fees To Enforce Rights. If any Employer has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if any Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company irrevocably authorizes such Participant to retain counsel chosen by the Participant and agrees to pay the reasonable legal fees and expenses of the Participant incurred in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, any other Employer, or any director, officer, shareholder or other person affiliated with the Company, or any successor thereto in any jurisdiction, provided that such Participant prevails in such action.
     8.11 Coordination with Other Benefits. The benefits provided for a Participant and the Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Company and its Affiliates. In no event shall distributions under the Plan have the effect of increasing payments otherwise due under the various retirement plans of the Company or its Affiliates.
     8.12 Effect of Payment. The full payment of the applicable benefit under Articles 5 or 6 of the Plan shall completely discharge all obligations to a Participant or Beneficiary under this Plan.

ARTICLE 9
AMENDMENT; TERMINATION
     9.1 Amendment. The Company may, at any time, amend or modify the Plan in whole or in part, provided, however, that no amendment or modification shall deprive a Participant or a Beneficiary of a material right accrued hereunder prior to the date of the amendment or materially and adversely affect the payment of benefits to any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification unless the Participant or Beneficiary so affected consents in writing to the amendment or modification. Notwithstanding the foregoing, the Company may amend the Plan retroactively to the extent the Company is of the opinion that such an amendment is required to avoid the imposition of additional tax liabilities on a Participant under Section 409A or to conform the Plan to the provisions and requirements of any applicable law, provided that no such amendment may reduce any Participant’s Account Balance. No such amendment shall be considered prejudicial to any interest of a Participant or Beneficiary hereunder. Finally, while the ability to amend the Plan generally rests with the Company, acting through its Board, the provisions set forth in the Administrative Appendix or the Compliance Appendix may be amended either by the Company or the Plan Administrator.
     9.2 Termination. The Company reserves the right to terminate the Plan at any time. Upon termination of the Plan, the Company may elect to accelerate distribution of Participant accounts, but only if the accelerated distribution would not result in additional tax to the Participants under Section 409A.
     IN WITNESS WHEREOF, the Company has amended and restated this Plan effective as of January 1, 2009.

CON-WAY INC.
By:
Jennifer W. Pileggi, Senior Vice President, General Counsel and Secretary
Dated: December 1, 20008

ADMINISTRATIVE APPENDIX TO
CON-WAY INC.
SUPPLEMENTAL RETIREMENT SAVINGS PLAN
AMENDED AND RESTATED DECEMBER 2008
Claims Procedure
Claims for benefits shall be administered in accordance with the procedures set forth in this Administrative Appendix and any additional written procedures that may be adopted from time to time by the Plan Administrator. The Plan Administrator may designate one or more members of the Committee or one or more persons in the Company’s corporate benefits department to act on behalf of the full Committee to review and decide claims.
     A. Submission of Claim
A claim for benefit payment under this Plan shall be considered filed when a written request is submitted to the Plan Administrator. The Plan Administrator shall respond to a claim in writing or electronically. An authorized representative may act on behalf of a Participant or Beneficiary (hereinafter “Claimant”) who claims benefits.
     B. Notice of Denial
Any time a claim for benefits is wholly or partially denied, the Claimant shall be given written or electronic notice of such action within ninety (90) days after the claim is filed, unless special circumstances require an extension of time for processing. If there is an extension, the Claimant shall be notified of the extension and the reason for the extension within the initial 90-day period. The extension shall not exceed 180 days after the claim is filed.
Such notice will indicate i) the reason for denial, ii) the specific provisions of the Plan on which the denial is based, iii) an explanation of the claims appeal procedure including the time limits applicable to the procedure and a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA and iv) a description of any additional material or information necessary to perfect the claim and an explanation of why such material or information is necessary.
     C. Right to Request Review
Any person who has had a claim for benefits denied by the Plan Administrator, who disputes the benefit determination, or is otherwise adversely affected by action of the Plan Administrator, shall have the right to request review by the Plan Administrator. The Plan Administrator or its delegate shall provide a full and fair review that takes into account all comments, documents, records, and other information submitted relating to the claim, without regard to whether the information was previously submitted or considered in the initial benefit determination. Such request must be in writing, and must be made within sixty (60) days after such person receives notice of the denial. If written request for review is not made within such 60-day period, the Claimant shall forfeit his or her right to review. The Claimant shall be provided, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits. The Claimant may submit written comments, documents, records and other information relating to the claim.
     D. Review of Claim
The Plan Administrator or its delegate shall then review the claim. The Plan Administrator or its delegate may hold a hearing if it is deemed necessary and shall issue a written decision reaffirming, modifying or setting aside the initial determination by the Plan Administrator within a reasonable time and not later than sixty (60) days after receipt of the written request for review, or 120 days if special circumstances, such as a hearing, require an extension. If an extension is required, the Claimant shall be notified in writing or electronically within the initial 60-day period of the extension, the special circumstances requiring the extension, and the date by which the Plan expects to render a determination.
A copy of the decision shall be furnished to the Claimant. The decision shall set forth the specific reasons for the decision and specific Plan provisions on which it is based, a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claim, and a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA. The decision shall be final and binding upon the Claimant and all other persons involved.

COMPLIANCE APPENDIX TO
CON-WAY INC.
SUPPLEMENTAL RETIREMENT SAVINGS PLAN
AMENDED AND RESTATED DECEMBER 2008
This Compliance Appendix to the Con-way Inc. Supplemental Retirement Savings Plan (the “Plan”) documents the transition rules used for administration of the Plan implemented as a good faith effort to comply with Section 409A prior to the final effective date of the final regulations issued under Code Section 409A.
Generally, these transition rules were applicable to Plan benefits accrued or vested on or after January 1, 2007. In 2008, the Plan was twice restated to comply with the final regulations under Section 409A.
During 2007, the Plan relied on the following transition rules under Notice 2007-86:
Elections as to the time and form of payment of a Participant’s Account Balance under the Plan are based on Participant’s election under the Con-Way Inc. 2005 Deferred Compensation Plan for Executives and Key Employees (the “Deferred Compensation Plan”).
In 2007, the third party administrator’s web site for the Plan gave incorrect distribution options for the Deferred Compensation Plan. During a special election period in 2007, Participants were told that they had to modify their Deferred Compensation Plan distribution elections so that they had a single time and form of payment for all 2007 deferrals (regardless of the source of the compensation). These new elections also applied to this Plan. These new payment elections did not allow amounts deferred to a later year to be paid in 2007, nor did they allow amounts payable in 2007 to be deferred to a later year. Accordingly, the payment elections complied with Section 3.01(B)(1)(.02) of Notice 2007-86.